Exhibit 16

December 21, 2004

Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street, Northwest

Washington, D.C. 20549

Re:	eOn Communications Corporation

File No. 0-26399

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of eOn Communication Corporation, dated December 16, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton, LLP